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                                                                      Exhibit 11
                             FOREST OIL CORPORATION
                  Calculation of Loss Per Share of Common Stock
                                   (Unaudited)

                                                                 Three Months Ended                   Nine Months Ended
                                                           -------------------------------     -------------------------------
                                                           September 30,     September 30,     September 30,    September 30,
                                                                 1994            1993              1994             1993
                                                           -------------     -------------     -------------    --------------
                                                                        (In Thousands Except Per Share Amounts)
PRIMARY LOSS PER SHARE:
     Net loss                                              $   (33,739)          (13,102)         (35,892)         (16,429)

     Less dividends payable on
          Convertible Preferred Stock                             (541)             (551)          (1,621)          (1,708)
                                                            ----------        ----------       ----------       ----------
Net loss attributable to common stock
     for primary loss per share calculation                 $  (34,280)          (13,653)         (37,513)         (18,137)
                                                            ----------        ----------       ----------       ----------
                                                            ----------        ----------       ----------       ----------

     Weighted  average number of common
          shares outstanding                                    28,135            27,525           28,072           20,032
                                                            ----------        ----------       ----------       ----------

Primary loss per share                                         $ (1.22)             (.50)           (1.34)            (.91)
                                                            ----------        ----------       ----------       ----------

FULLY DILUTED LOSS PER SHARE:
     Net loss attributable to common stock, as above        $  (33,739)          (13,102)         (35,892)         (16,429)
     Add:
          Interest expensed on 5-1/2% Convertible
               Subordinated Debentures                              --               103               --              309
     Expenses related to the 5-1/2% Convertible
               Subordinated Debentures                              --                 2               --                5
     Less:
          Additional Federal income taxes                           --                36               --              107
                                                            ----------        ----------       ----------       ----------

Loss applicable to fully diluted calculation                $  (33,739)          (13,033)         (35,892)         (16,222)
                                                            ----------        ----------       ----------       ----------
                                                            ----------        ----------       ----------       ----------

Common shares applicable to fully diluted calculation:

     Weighted average number of common shares
          outstanding, as above                                 28,135            27,525           28,072           20,032
     Add:
          Weighted average number of shares issuable
            upon assumed conversion of 5-1/2% Convertible
            Subordinated Debentures                                 --               714               --              584
          Weighted average number of shares issuable
            upon assumed conversion of Convertible
            Preferred Stock                                     10,083            10,273           10,083           10,618
                                                            ----------        ----------       ----------       ----------

Common shares applicable to fully diluted calculation           38,218            38,512           38,155           31,234
                                                            ----------        ----------       ----------       ----------
                                                            ----------        ----------       ----------       ----------

Fully diluted loss per share*                                 $   (.88)             (.34)            (.94)            (.52)
                                                            ----------        ----------       ----------       ----------

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*The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.